UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2009
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-13357 (Commission File Number)	84-0835164 (I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO (Address of Principal Executive Offices)	80202-1132 (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
During the quarter ended September 30, 2009, Royal Gold, Inc. (the “Company”) finalized the purchase accounting for the Barrick royalty portfolio acquisition. The Company has allocated the total purchase price of $181.3 million, plus direct transaction costs of approximately $3.1 million, to the acquired royalty interests according to their relative fair market values as follows:

			(Amounts in thousands)
		Final Purchase	Final Purchase	Final Purchase
	Royalty (Gold unless	Price - Production	Price - Development	Price - Exploration	Total
Mine	otherwise stated)	Stage(1)	Stage(2)	Stage(3)	Purchase Price
Mulatos(4)	1.0%-5.0% sliding-scale NSR	$36,000	$—	$4,650	$40,650
Canadian Malartic	2.0%-3.0% sliding-scale NSR	—	35,500	4,800	40,300
Allan	$0.36-$1.44 per ton sliding-scale;
	$0.25 per ton (potash)	17,000	—	—	17,000
Siguiri	0.0%-1.875% sliding-scale NSR	11,000	—	—	11,000
Mt. Goode (Cosmos South)	1.50% NSR (nickel)	5,000	—	3,100	8,100
El Toqui	1.0%-3.0% sliding-scale NSR				5,51
	(gold and zinc)	4,300	—	1,210	0
Wharf	0.0%-2.0% sliding-scale NSR	3,100	—	575	3,675
Balcooma	1.5% NSR (copper and zinc)	2,800	—	625	3,425
Twin Creeks	2.0% GPR	1,600	—	825	2,425
Others	Various	—	22,350	29,968	52,318

	Total Purchase Price	$80,800	$57,850	$45,753	$184,403

(1)	Royalty is currently in production and is depleted using units of production method.

(2)	Royalty (value) is associated with proven and probable reserves but is currently not in production or subject to depletion.

(3)	Royalty (value) is not currently associated with proven and probable reserves or subject to depletion.

(4)	Value represents the additional portion of the Mulatos royalty acquired from Barrick and does not include the value of the Mulatos royalty previously owned by the Company. Please refer to Note 3 of the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended September 30,2009, for the total value of the Mulatos royalty.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
	By:	/s/ Karen Gross
Date: November 6, 2009		Karen Gross
Vice President & Corporate Secretary

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